SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to or Rule 14a-12

Pacific Capital Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1021 Anacapa Street

Post Office Box 60839

Santa Barbara, CA 93160-0839

Notice of Special Meeting of Shareholders

Date and Time:	Tuesday, September 29, 2009, at 10:00 a.m., Pacific Daylight Time.

Place:	Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California 93103.

Items of Business:	1. Approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 500,000,000 (the “Authorized Share Increase”).

2.   Approval of an amendment to our Articles of Incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-three and not more than one-for-ten at any time prior to August 31, 2010, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board of Directors (the “Reverse Stock Split”).

3.   Approval of an adjournment of the Special Meeting of Shareholders to allow time for further solicitation of proxies in the event there are insufficient votes present at the Special Meeting of Shareholders, in person or by proxy, to approve the amendments to our Articles of Incorporation to effect the Authorized Share Increase and the Reverse Stock Split (the “Authorization to Adjourn the Special Meeting”).

4. Transact any other business that may properly come before the Special Meeting of Shareholders or any adjournment or postponement thereof.

Record Date:	You can vote if you are a shareholder of record of our common stock at the close of business on August 21, 2009.

List of Shareholders:	During ordinary business hours on the ten days prior to the date of the Special Meeting of Shareholders, a list of shareholders entitled to vote at the Special Meeting of Shareholders will be available in the Secretary’s office at the Company’s headquarters for inspection by shareholders for any purpose related to the meeting.

Mailing Date:	The proxy materials are being distributed to our shareholders on or about August 31, 2009, and include the proxy or voting instruction card (the “Proxy Card”).

Important Notice Regarding the Internet Availability of Proxy Materials:	The Proxy Statement to shareholders is available at www.pcbancorp.com/investors. Your Vote is Important. Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the enclosed Proxy Card.

By Order of the Board of Directors,

Carol Zepke

Executive Vice President & Corporate Secretary

Proxy Statement

i

ii

1021 Anacapa Street

Post Office Box 60839

Santa Barbara, CA 93160-0839

Proxy Statement

General Information About the Special Meeting and Voting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pacific Capital Bancorp, a California corporation (“PCB,” the “Company,” “we” or “us”), of proxies to be voted at a Special Meeting of Shareholders and at any adjournment or postponement thereof.

You are invited to attend the Special Meeting of Shareholders (the “Special Meeting” or the “Meeting”) on Tuesday, September 29, 2009, beginning at 10:00 a.m., Pacific Daylight Time. The Meeting will be held at Fess Parker’s Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California 93103. The date of this Proxy Statement is August 31, 2009, the approximate date on which the Notice of Special Meeting, the Proxy Statement and the Proxy Card are first being mailed to shareholders.

What proposals will be voted on at the Special Meeting?

At the Special Meeting, shareholders will be asked to consider and vote to:

1.	Approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 500,000,000 (the “Authorized Share Increase”);

2.	Approve an amendment to our Articles of Incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-three and not more than one-for-ten at any time prior to August 31, 2010, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board of Directors (the “Reverse Stock Split”); and

3.	Approve an adjournment of the Special Meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the amendments to our Articles of Incorporation to effect the Authorized Share Increase and the Reverse Stock Split (the “Authorization to Adjourn the Special Meeting”).

How does the Board of Directors recommend I vote?

The Board of Directors unanimously recommends that you vote:

1.	“FOR” the Authorized Share Increase;

2.	“FOR” the Reverse Stock Split; and

3.	“FOR” the Authorization to Adjourn the Special Meeting.

Who is entitled to vote?

Shareholders who own PCB common stock at the close of business on August 21, 2009 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Meeting. As of the Record Date, there were 47,194,081 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the “shareholder of record.” PCB has sent the Notice of Special Meeting, Proxy Statement and Proxy Card directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares, has forwarded the Proxy Statement and Proxy Card directly to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the Proxy Card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

By Mail

Be sure to complete, sign and date the Proxy Card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors. If you have a beneficial interest in shares held by the Company’s Incentive & Investment/Salary Savings Plan and/or the Employee Stock Ownership Plan (the “ESOP”), and if the trustee does not receive your vote by September 23, 2009, the trustee will vote your shares as directed by the plan administrator.

If you are a shareholder of record, and the prepaid envelope is missing, please mail your completed Proxy Card to Pacific Capital Bancorp, c/o BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, N.J. 07606-9210.

By Telephone or on the Internet

The telephone and Internet voting procedures established by PCB for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

Shareholders of Record. You can vote by calling the toll-free telephone number on your Proxy Card. Please have your Proxy Card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you reside in the United States or Canada, dial 866-540-5760 and follow the instructions for telephone voting on the Proxy Card.

The Website for Internet voting is http://www.proxyvoting.com/pcbc. Please have your Proxy Card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on September 28, 2009.

Beneficial Holders. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If telephone and/or Internet voting are available to you, voting facilities will close at 11:59 p.m. Eastern Daylight Time on September 28, 2009.

In Person at the Special Meeting

All shareholders may vote in person at the Special Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

What do I do if I want to change or revoke my vote?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting by submitting a properly signed proxy with a later date; voting by telephone or via the Internet (your latest vote is counted); or voting in person at the Meeting.

What shares are included on the proxy card?

If you are a shareholder of record, you will receive only one Proxy Card for all the shares you hold in:

•	certificate form
•	book-entry form
•	book-entry form in the Pacific Capital Bancorp Dividend Reinvestment Plan

If you are an employee, you will receive only one Proxy Card for all the shares you hold in:

•	book-entry form in the Pacific Capital Bancorp Incentive & Investment Salary Savings Plan (the “401(k) Savings Plan”)
•	book-entry form in the ESOP

If you hold shares in the Pacific Capital Bancorp 401(k) Savings Plan or the ESOP (collectively, the “Plans”), your completed Proxy Card will serve as a voting instruction card for the trustee, The Charles Schwab Trust Company. If you do not vote your shares or specify your voting instructions on your Proxy Card, the administrator of the Plans or the trustee will vote your shares in favor of management’s recommendations. To allow sufficient time for voting by the trustee and the administrators of the Plans, they must receive your voting instructions by September 23, 2009.

If you receive multiple Proxy Cards, your shares are probably registered differently or are in more than one account. Vote all Proxy Cards received to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, BNY Mellon Shareowner Services, 888-835-2829; otherwise, contact your brokerage firm.

Is there a list of shareholders entitled to vote at the Special Meeting?

The names of shareholders entitled to vote at the Special Meeting will be available for inspection at the Meeting and for ten days prior to the Special Meeting for any purpose germane to the Special Meeting. The list is available between the hours of 8:30 a.m. and 4:30 p.m. at our principal executive offices at 1021 Anacapa Street, Santa Barbara, CA 93101, c/o Corporate Secretary.

What are the voting requirements to approve each of the proposals discussed in this Proxy Statement?

Approval of any of the proposals requires a quorum to be present at the Special Meeting, in person or by proxy. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” (explained below) are counted as present for purposes of determining whether a quorum is present to transact business at the Special Meeting.

Authorized Share Increase. Approval of the Authorized Share Increase requires the affirmative vote of a majority of the shares of common stock outstanding on the Record Date. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

Reverse Stock Split. Approval of the Reverse Stock Split requires the affirmative vote of a majority of the shares of common stock outstanding on the Record Date. Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

Authorization to Adjourn the Special Meeting. Approval of the Authorization to Adjourn the Special Meeting requires the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the Special Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. We expect that your broker will have discretionary authority to vote your shares on all of the proposals to be voted on at the Special Meeting. As a result, if you are a beneficial owner, but have not given voting instructions to your broker, we expect that your broker will be permitted to vote your shares on each of the proposals.

Could other matters be decided at the Special Meeting?

If other matters are properly presented at the Meeting for consideration, the persons named in the Proxy Card will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting.

Can I access the Proxy Statement on the Internet?

The Notice of Special Meeting and Proxy Statement (the proxy materials) are available on our website at www.pcbancorp.com/investors. Instead of receiving future copies of these documents by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at http://www.proxyvoting.com/pcbc, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Shareholders: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of the proxy materials electronically. Please review the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We reimburse brokers, nominees, fiduciaries and other custodians’ reasonable fees and expenses in forwarding proxy materials to shareholders. Directors, officers and employees of the Company or our proxy solicitor may solicit proxies on behalf of the Company in person or by telephone, facsimile or other means. Employees do not receive additional compensation for soliciting proxies. We retained the services of D.F. King & Co., Inc., 48 Wall Street, New York, New York, to assist us with soliciting proxies for this Meeting for $7,500 (plus out-of-pocket expenses).

Who will count the vote?

Representatives of our transfer agent, BNY Mellon Shareowner Services, will tabulate the votes and act as inspectors of election. The Company has a policy of confidential voting that applies to all shareholders.

How can I find the voting results of the meeting?

We will announce preliminary voting results at the Special Meeting. Final results will be published in our quarterly report for the third quarter of 2009, which we will file with the Securities and Exchange Commission (the “SEC”), on or before November 10, 2009. You may obtain a copy of our Form 10-Q on the Internet through the SEC’s electronic data system at www.sec.gov or through our website at www.pcbancorp.com/investors.

How can I obtain more information about the Company?

A copy of our 2008 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2008, has been previously delivered to shareholders. You also may obtain, free of charge, a copy of our 2008 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2008 by sending a request to our Corporate Secretary. These documents are also accessible through our website at www.pcbancorp.com/investors.

FORWARD-LOOKING STATEMENTS

This document and the information incorporated by reference in this document include forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and involve external risks and uncertainties, including, but not limited to, those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this document and the documents incorporated by reference in this document. You should not put undue reliance on any forward-looking statements. Except as required by applicable law or regulation, we do not have any intention or obligation to update forward-looking statements after we distribute this document.

PROPOSAL 1

Amendment to Articles of Incorporation to Increase the Number of

Authorized Shares of Common Stock from 100,000,000 to 500,000,000

The Board of Directors has adopted resolutions (1) declaring that an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 500,000,000 was advisable, and (2) directing that a proposal to approve the Authorized Share Increase be submitted to the holders of our common stock for their approval at the Special Meeting.

The form of the proposed amendment to our Articles of Incorporation to effect the Authorized Share Increase is attached to this proxy statement as Annex A.

Background and Reasons for the Authorized Share Increase

Our Articles of Incorporation currently authorize the issuance of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of August 21, 2009, there were 47,194,081 shares of common stock and 180,634 shares of preferred stock issued and outstanding. Of the remaining 52,805,919 authorized but unissued shares of common stock, 4,500,000 shares were reserved for issuance in connection with our Dividend Reinvestment and Direct Stock Purchase Plan, 4,472,490 shares were reserved for issuance under our equity incentive plans, and 1,512,003 shares were reserved for issuance upon conversion of outstanding warrants. Of the remaining 819,366 authorized but unissued shares of preferred stock, 60,000 shares have been designated as Series A Preferred Stock and reserved for issuance in connection with our shareholders rights plan. As a result, we had 42,321,426 shares of common stock and 759,366 shares of preferred stock unreserved and available for future issuance as of August 21, 2009.

We have initiated a process to identify and evaluate a broad range of strategic alternatives to further strengthen our capital base and enhance shareholder value. Among the alternatives under consideration are offerings of common stock and offerings of preferred stock. While we have no definitive plans, undertakings, arrangements or agreements for issuing additional shares of common stock or preferred stock, the Board of Directors believes that it is advisable to increase the number of authorized shares of common stock to ensure that we will have a sufficient number of available shares to undertake a potential common stock offering and to assure flexibility in the future. This increase would avoid the possible delay and expense of holding a special meeting of shareholders at a later date.

In addition to providing the shares necessary for a common stock offering, we may also use the additional shares in connection with certain merger and acquisition opportunities, the issuance of shares under current or future equity incentive plans for our directors, officers and employees, the issuance of stock dividends or stock splits, and other corporate purposes.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in authorized shares and in authorized shares of common stock is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Procedure for Implementing the Authorized Share Increase

The Authorized Share Increase, if approved by our shareholders, would become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of California. If the Authorized Share Increase is approved by our shareholders, we expect to file the certificate of amendment effecting the Authorized Share Increase promptly upon such approval and in any event prior to filing a certificate of amendment effecting the Reverse Stock Split (and related share decrease) discussed below in “Proposal 2—Amendment to Articles of Incorporation to Effect a Reverse Stock Split of Common Stock.”

Authority of the Board of Directors to Issue Additional Shares of Common Stock

If this amendment is approved and we are authorized to issue additional shares of common stock, the Board of Directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by our shareholders, unless shareholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

Dilution to Existing Shareholders

Our shareholders do not have preemptive rights. Therefore, if we decide to issue additional shares of common stock, we would have the discretion to determine to whom we offer these additional shares and would not be obligated to first offer these shares to our existing shareholders. Except for a stock split or stock dividend, issuances of common shares will dilute the voting power and ownership of our existing shareholders and will dilute earnings or loss per share of common stock. Depending on the price at which the shares are issued, an issuance may reduce the per share book value of the Company’s common shares.

No Appraisal Rights

Under California law and our Articles of Incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Increase.

Vote Required to Approve the Amendment and Recommendation

Under California law and our Articles of Incorporation, the affirmative vote of holders of a majority of the shares of common stock outstanding as of the Record Date is required to approve the Authorized Share Increase. Approval by our shareholders of the Authorized Share Increase is not conditioned upon approval by our shareholders of the Reverse Stock Split; conversely, approval by our shareholders of the Reverse Stock Split is not conditioned upon approval by our shareholders of the Authorized Share Increase.

The Board of Directors unanimously recommends that shareholders vote FOR the Authorized Share Increase.

PROPOSAL 2

Amendment to Articles of Incorporation to Effect a Reverse Stock Split of Common Stock

The Board of Directors has adopted resolutions (1) declaring that an amendment to our Articles of Incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our common stock for their approval at the Special Meeting.

The form of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Annex B. If approved by our shareholders, the Reverse Stock Split would permit (but not require) the Board of Directors to effect a reverse stock split of our common stock at any time prior to August 31, 2010 by a ratio of not less than one-for-three and not more than one-for-ten, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, three, four, five, six, seven, eight, nine or ten shares of existing common stock, as determined by the Board of Directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. The amendment to the Articles of Incorporation that is filed to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by the Board of Directors to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

If the Reverse Stock Split is effected, we will also proportionately reduce the number of authorized shares of our common stock, as described below in “—Authorized Shares.” Accordingly, we are also proposing to adopt amendments to our Articles of Incorporation to reduce the total number of authorized shares of common stock, depending on the reverse split ratio determined by the Board of Directors. The amendment to our Articles of Incorporation that is filed in connection with the Reverse Stock Split, if any, will include only the total number of authorized shares of common stock determined by the Board of Directors to be in the best interests of shareholders and all of the other proposed amendments for different numbers of authorized shares will be abandoned. If the Board of Directors abandons the Reverse Stock Split, it will also abandon the related reduction in the number of authorized shares.

To avoid the existence of fractional shares of our common stock, shareholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest) in lieu of such fractional shares from our transfer agent. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions, other expenses and applicable withholding taxes) attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

Background and Reasons for the Reverse Stock Split

The Board of Directors is submitting the Reverse Stock Split to our shareholders for approval with the primary intent of increasing the market price of our common stock to make our common stock more attractive to a broader range of institutional and other investors. In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our shareholders’ best interests.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In addition to increasing the price of our common stock, we believe that a Reverse Stock Split will provide us and our shareholders with other benefits. Currently, the fees that we pay to list our shares on the NASDAQ Global Select Market are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of California. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, the Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of California by the close of business on August 31, 2010, the Board of Directors will abandon the Reverse Stock Split. If the Authorized Share Increase discussed above in “Proposal 1—Amendment to Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 to 500,000,000” is approved by our shareholders, we expect to file the certificate of amendment effecting the Authorized Share Increase prior to filing a certificate of amendment effecting the Reverse Stock Split (and related share decrease).

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, three, four, five, six, seven, eight, nine or ten shares of existing common stock will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. The table below shows, as of August 21, 2009, the number of authorized and issued (or reserved for issuance) shares of common stock that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate number of authorized and issued (or reserved for issuance) shares of common stock following the Reverse Stock Split
1-for-3	19,226,191
1-for-4	14,419,644
1-for-5	11,535,715
1-for-6	9,613,096
1-for-7	8,239,796
1-for-8	7,209,822
1-for-9	6,408,730
1-for-10	5,767,857

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that as described below in

“—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-Reverse Stock Split holders of our common stock to the extent there are currently shareholders who would otherwise receive less than one share of common stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be listed on the NASDAQ Global Select Market under the symbol “PCBC”, although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a reverse stock split has occurred.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split and making payment for fractional shares. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock or payment in lieu of any fractional share interest, if applicable.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the

“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a shareholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “—Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board of Directors will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares from our transfer agent. Our transfer agent will aggregate all fractional shares following the Reverse Stock Split and sell them into the market. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sale. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owned.

If a shareholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the shareholder will receive a check as soon as practicable after the Effective Time and after the shareholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described above in “—Holders of Certificated Shares of Common Stock.” If a shareholder who holds shares in book-entry form is entitled to a payment in lieu of any fractional share interest, the shareholder will receive a check as soon as practicable after the Effective Time without need for further action by the shareholder. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, shareholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Shareholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

Authorized Shares

If and when the Board of Directors elects to effect the Reverse Stock Split, we will also reduce the number of authorized shares of common stock in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the filing of the certificate of amendment to our Articles of Incorporation, as discussed above. The table below shows the number to which authorized shares of common stock will be reduced resulting from the listed hypothetical reverse stock split ratios indicated below:

Reverse Stock Split Ratio	Number of authorized shares of common stock following the Reverse Stock Split
	If Authorized Share Increase is approved	If Authorized Share Increase is not approved
1-for-3	166,666,667	33,333,334
1-for-4	125,000,000	25,000,000
1-for-5	100,000,000	20,000,000
1-for-6	83,333,334	16,666,667
1-for-7	71,428,571	14,285,714
1-for-8	62,500,000	12,500,000
1-for-9	55,555,556	11,111,111
1-for-10	50,000,000	10,000,000

The actual number of authorized shares after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors and whether the Authorized Share Increase discussed above in “Proposal 1—Amendment to Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100,000,000 to 500,000,000” is approved.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units and common stock units in our 401(k) savings plans or deferred compensation plans will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the Board of Directors.

Accounting Matters

The proposed amendments to our Articles of Incorporation will not affect the par value of our common stock per share, which will remain no par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (IRC), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of August 27, 2009. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under California law and our Articles of Incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Vote Required to Approve the Amendment and Recommendation

Under California law and our Articles of Incorporation, the affirmative vote of holders of a majority of the shares of common stock outstanding as of the Record Date is required to approve the Reverse Stock Split. Approval by our shareholders of the Reverse Stock Split is not conditioned upon approval by our shareholders of the Authorized Share Increase; conversely, approval by our shareholders of the Authorized Share Increase is not conditioned upon approval by our shareholders of the Reverse Stock Split.

The Board of Directors unanimously recommends that shareholders vote FOR the Reverse Stock Split.

PROPOSAL 3

Authorization to Adjourn the Special Meeting

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the amendments to our Articles of Incorporation to effect the Authorized Share Increase and the Reverse Stock Split, we may move to adjourn the Special Meeting at that time to solicit additional proxies. In order to allow proxies that we have received by the time of the Special Meeting to be voted for an adjournment, if necessary, we have submitted the question of adjournment to our shareholders as a separate matter for their consideration. If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 45 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting we may transact any business which might have been transacted at the original meeting.

The Board of Directors unanimously recommends that shareholders vote FOR the Authorization to Adjourn the Special Meeting.

OTHER INFORMATION

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management

The table below shows the number of shares of our common stock beneficially owned as of August 10, 2009 by each of our directors and certain of our executive officers.

Name	Number of Shares Owned(1)	Right to Acquire Shares(2)	Percent of Outstanding Shares(3)
Edward E. Birch(5)	54,769	2,417	*
Richard S. Hambleton, Jr.(6,7)	20,463	0	*
D. Vernon Horton(1,5,6)	151,761	39,355	*
Roger C. Knopf(5,6,8)	467,668	17,321	1.03
Robert W. Kummer, Jr.(6,9)	17,173	0	*
Clayton C. Larson(1,4,5,6)	153,411	43,768	*
George S. Leis(1)	34,929	22,117	*
John R. Mackall(6)	52,972	0	*
Richard A. Nightingale(6)(10)	27,753	0	*
Kathy J. Odell(11)	17,005	0	*
Frederick W. Clough(1)	21,610	17,961	*
Brad Cowie	7,732	6,514	*
Stephen V. Masterson	10,686	1,500	*
Donald Toussaint(1)	11,695	18,156	*
Directors and Executive Officers as a Group (22 persons)(1)	1,104,716	218,562	2.80

(1) Some of our executive officers and employee directors own shares through the ESOP and/or the 401(k) plan. These totals are not included in the chart above to avoid duplication. Mr. Masterson does not own any shares through the ESOP or the 401(k) Plan. Shares owned as of August 10, 2009 by certain of our executive officers and our employee directors are noted in the following chart.

Name	ESOP shares	401(k) shares
Mr. Leis	55	2,597
Mr. Horton	28,071	0
Mr. Larson	10,813	0
Mr. Clough	656	11,161
Mr. Cowie	1,384	0
Mr. Toussaint	1,273	7,773

(2) This column includes exercisable stock options within 60 days following August 10, 2009.

(3) Percentages are stated to include exercisable stock options, and the asterisk represents less than 1% of outstanding shares.

(4) Totals for Mr. Larson include shares held in a brokerage account that may be pledged from time to time. Hedging, pledging, hypothecating, or using stock in any manner in which an insider might lose control over the timing of a sale is prohibited by Company policy, unless such person has obtained prior approval. The Board acknowledged and ratified Mr. Larson’s margin account.

(5) Includes shares held in a trust account.

(6) Includes shares held in an IRA account.

(7) Mr. Hambleton’s total includes 533 shares held by his spouse.

(8) Mr. Knopf’s total includes 6,702 shares held as custodian for minors.

(9) Mr. Kummer’s total Includes 170 shares held by his spouse.

(10) Mr. Nightingale’s total includes 2,667 shares held by his spouse.

(11) Ms. Odell’s total includes 3,242 shares held jointly with her spouse.

Security Ownership of Certain Beneficial Owners

The table below shows the number of shares of our common stock beneficially owned as of June 30, 2009 by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned ($)		Percent of Outstanding Shares (%)
Common shares	Barclay’s Global Investors 45 Fremont St. San Francisco, CA 94105	3,744,610	(1)	8.02
Common shares	Santa Ynez Band of Chumash Indians P.O. Box 517 Santa Ynez, CA 93460	2,351,669	(1)	5.04

(1) Represents shares that are beneficially owned by owners of 5% or more of our outstanding common stock as of June 30, 2009, based on Forms 13-F filed with the SEC.

As more fully disclosed in our Annual Report on Form 10-K for the year ended December 31, 2008, the Company, as part of the Troubled Asset Relief Program Capital Purchase Program, entered into a Letter Agreement with the United States Department of the Treasury (“U.S. Treasury”) pursuant to which the Company agreed to sell 180,634 shares of preferred stock to the U.S. Treasury, along with a warrant to purchase 1,512,003 shares of common stock (the “Warrant Shares”) at an initial exercise price of $17.92 per share. The U.S. Treasury currently owns all issued and outstanding preferred stock of the Company. The table above does not reflect the U.S. Treasury’s ownership of the preferred stock because, subject to the terms of the Certificate of Designations of the preferred stock, the preferred stock is non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the preferred stock. The table does not reflect beneficial ownership by the U.S. Treasury of the Warrant Shares because, pursuant to the Letter Agreement, the U.S. Treasury does not have any voting rights with respect to the Warrant Shares.

Other Business Matters

We have received no notice of any other items submitted for consideration at the Special Meeting, and management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the Special Meeting. If any further business is properly presented at the Special Meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

Shareholder Proposals for 2010 Annual Meeting

Any shareholder who intends to present a proposal at the 2010 Annual Meeting, other than a director nomination, must deliver the written proposal to the Corporate Secretary at 1021 Anacapa Street, Santa Barbara, California 93101:

•

No later than November 19, 2009, if the proposal is to be submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. A shareholder must include proof of ownership of PCB common stock in accordance with Rule 14a(8)(b)(2). We encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary in advance of this deadline to discuss the proposal. Shareholders may also want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

•

On or after December 31, 2009, and on or before January 29, 2010, if the proposal is submitted pursuant to Section 2.11.1(B) of our Bylaws, in which case we are not required to include the proposal in our proxy materials. Any proposal submitted must meet all the requirements of our by-laws, which can be found on our website, www.pcbancorp.com/investors.

Director Nominations

The Governance & Nominating Committee will consider candidates nominated by shareholders for next year’s meeting if the nomination is made in writing. Shareholder nominations must be made in accordance with the procedures outlined in the Company’s Bylaws and must be addressed to the Corporate Secretary, 1021 Anacapa Street, Santa Barbara, California 93101.

Shareholder Process to Submit Director Candidates

Also, shareholders who wish to nominate a candidate for consideration by our Board of Directors must comply with the procedures outlined herein. The Governance & Nominating Committee will evaluate qualified candidates in the same manner as nominees submitted by the Board. During fiscal year 2008, the Company did not receive any shareholder nominations for director nominees.

Authority to Make Nominations. Pursuant to our Bylaws, nominations for directors may be made by the Board of Directors or by any holder of record of any outstanding class of capital stock of the Company entitled to vote for the election of directors.

Nomination Procedure. Shareholder nominations for directors must be made in writing and delivered or mailed to the Corporate Secretary not less than 14 days nor more than 50 days before the Annual Meeting. If the Company should give less than a 21-day notice of the meeting to shareholders, however, nominations should be delivered to the Corporate Secretary no later than the close of business on the seventh day following the notice to shareholders.

Any shareholder nomination must be accompanied by a written statement signed and acknowledged by the nominee consenting to his or her nomination and agreeing to serve as director if elected, and must contain the following information, to the extent known to the nominating shareholder:

•	The name and address of each proposed nominee;

•	The total number of shares of capital stock of the Company expected to be voted for each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The name and residence address of the nominating shareholder; and

•	The number of shares of capital stock of the Company owned by the nominating shareholder.

Additional Proxy Material

Our proxy materials are also accessible through our website at www.pcbancorp.com/investors.

Annex A

FORM OF CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PACIFIC CAPITAL BANCORP

GEORGE S. LEIS and CAROL M. ZEPKE certify that:

I.	They are the President and Secretary, respectively, of PACIFIC CAPITAL BANCORP, a California corporation.

II.	The first paragraph of Article THIRD of the Articles of Incorporation is hereby amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is 501,000,000 shares, without par value, of which 500,000,000 shares shall be Common Stock, without par value, and 1,000,000 shares shall be Preferred Stock, without par value.”

III.	The foregoing amendment has been approved by the Board of Directors of this Corporation.

IV.	The foregoing amendment has been approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of shares of this Corporation outstanding and entitled to vote on the foregoing amendment was [ ] shares of common stock. The number of shares voting in favor of approving the foregoing amendment was [ ] shares of common stock. The total number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of common stock.

Each of the undersigned declares under penalties of perjury under the laws of the State of California that the statements contained in the foregoing Certificate are true and correct of his or her own knowledge, and that this declaration was executed on this [            ] day of [            ], 2009, at Santa Barbara, California.

George S. Leis, President

Carol M. Zepke, Secretary

Annex B

FORM OF CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

PACIFIC CAPITAL BANCORP

GEORGE S. LEIS and CAROL M. ZEPKE certify that:

I.	They are the President and Secretary, respectively, of PACIFIC CAPITAL BANCORP, a California corporation.

II.	The first paragraph of Article THIRD of the Articles of Incorporation is hereby amended to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the Corporation is authorized to issue is [ ] shares, without par value, of which [ ] shares shall be Common Stock, without par value, and 1,000,000 shares shall be Preferred Stock, without par value. Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of California of this Certificate of Amendment, each [two][three][four] [five][six][seven][eight][nine][ten] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by this Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from this Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmittal letter by a shareholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the shareholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by this Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

III.	The foregoing amendment has been approved by the Board of Directors of this Corporation.

IV.	The foregoing amendment has been approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of shares of this Corporation outstanding and entitled to vote on the foregoing amendment was [ ] shares of common stock. The number of shares voting in favor of approving the foregoing amendment was [ ] shares of common stock. The total number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of common stock.

Each of the undersigned declares under penalties of perjury under the laws of the State of California that the statements contained in the foregoing Certificate are true and correct of his or her own knowledge, and that this declaration was executed on this [            ] day of [            ], 2009, at Santa Barbara, California.

George S. Leis, President

Carol M. Zepke, Secretary

You can now access your Pacific Capital Bancorp account online.

Access your Pacific Capital Bancorp shareholder account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Pacific Capital Bancorp now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of
proxy materials for the Special Meeting of shareholders The Proxy Statement is available at: http://www.pcbancorp.com/investors

▲    FOLD AND DETACH HERE    ▲

PROXY

PACIFIC CAPITAL BANCORP

Special Meeting of Shareholders – September 29, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Frederick W. Clough, George S. Leis and Carol M. Zepke (the “Proxy Committee”) or any of them as proxies and attorneys-in-fact, with full power of substitution, to vote all shares of common stock of Pacific Capital Bancorp, the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on September 29, 2009, and at any adjournments or postponements. The matters to be voted on are set forth in the Notice of Special Meeting and Proxy Statement. This proxy card also provides voting instructions for shares held in the Dividend Reinvestment and Direct Stock Purchase Plan and shares held in the various employee stock purchase and benefit plans as described in the proxy statement. The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, in accordance with the recommendation of the Board of Directors. This proxy authorizes each of the Proxy Committee members to vote at his or her discretion on any other matter that may properly come before the Special Meeting or any adjournment or postponement of the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲    FOLD AND DETACH HERE    ▲

YOUR VOTE IS IMPORTANT PLEASE VOTE TODAY

Internet and telephone voting are available

through 11:59 P.M. Eastern Time on September 28, 2009.

PACIFIC CAPITAL BANCORP	INTERNET http://www.proxyvoting.com/pcbc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do

NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3.

Please mark	☒
your votes as indicated in this example

	FOR	AGAINST	ABSTAIN

1. Approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 500,000,000 (the “Authorized Share Increase”).	☐	☐	☐

2.   Approval of an amendment to our Articles of Incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-three and not more than one-for-ten at any time prior to August 31, 2010, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock (the “Reverse Stock Split”).

	☐	☐	☐

3. Approval of an adjournment of the Special Meeting of Shareholders.

		I/We will Attend the Meeting	☐

		Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.